Exhibit 99.1

Press Release

Clean Harbors Announces Strong Fourth-Quarter
and Year-End 2018 Financial Results

•            Increased Q4 Revenues 15% to $858.2 Million; Full-Year Revenues Up 12% to $3.3 Billion

•            Reported Q4 Net Income of $16.4 Million, or EPS of $0.29, with Adjusted EPS of $0.24; Full-Year Net Income of $65.6 Million, or EPS of $1.16, with Adjusted EPS of $1.26

•            Generated Q4 Adjusted EBITDA of $121.9 Million, up 20% on Higher-Margin Waste Streams, Improved Pricing and Strength Across Multiple Businesses; Increased Full-Year EBITDA by 15% to $491.0 Million

•            Achieved Full-Year Net Cash from Operating Activities of $373.2 Million and Record Adjusted Free Cash Flow of $195.3 Million

•            Provided 2019 Adjusted EBITDA Guidance of $500 Million to $540 Million and Adjusted Free Cash Flow Guidance of $190 Million to $220 Million

NORWELL, Mass. — February 27, 2019 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2018.

“We concluded 2018 with a strong fourth quarter across all of our key financial metrics, as both reporting segments delivered profitable growth,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We improved our Adjusted EBITDA margins by 60 basis points from the same period in 2017. Adjusted free cash flow of $92.7 million in the fourth quarter contributed to a record $195.3 million for the full year. The primary driver behind our better-than-expected fourth-quarter performance was our Environmental Services segment that achieved 35% Adjusted EBITDA growth as it benefited from a combination of higher-margin waste streams, pricing gains and a solid contribution from industrial services, which includes the Veolia U.S. Industrial Services business we acquired in early 2018.”

Fourth-quarter revenues increased 15% to $858.2 million, compared with $747.4 million in the same period of 2017. Veolia accounted for $45.2 million of revenue in the fourth quarter of 2018.  Income from operations grew 49% to $41.5 million from $27.9 million in the fourth quarter of 2017.

Net income for the fourth quarter of 2018 was $16.4 million, or $0.29 per diluted share. This compared with net income for the same period in 2017 of $84.2 million, or $1.48 per diluted share.  Adjusted for certain items from both periods, adjusted net income for the fourth quarter of 2018 was $13.3 million, or $0.24 per diluted share, compared with an adjusted net loss of $3.4 million, or $0.06 per share, in the same period in 2017.  (See reconciliation table below)

Adjusted EBITDA (see description below) in the fourth quarter of 2018 increased 20% to $121.9 million, compared with $101.8 million in the same period of 2017.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Environmental Services delivered fourth-quarter revenue growth of 20% driven by our disposal facilities and growth in our industrial, energy and field service businesses,” McKim said. “During the quarter, we generated higher profitability in our disposal network year-over-year led by record drum volumes and an increase in high-value waste from our key industry verticals such as chemical and manufacturing.  Incineration utilization was 86% while our average price per pound grew 17%, primarily due to the improvement in mix.

“Within Safety-Kleen, we continued to drive better pricing in our core lines of business and carefully manage the spread in our re-refining business during the seasonal winter slowdown,” McKim said. “Despite lower base oil pricing during the quarter, the Safety-Kleen segment delivered its 10th consecutive quarter of year-over-year Adjusted EBITDA growth. Waste oil volumes remained strong in the quarter, and we maximized collections at an optimal cost per gallon. Though the percentage of blended products was low at 22% of total gallons sold, direct lubricant sales accounted for 6% of our total volumes, up 50% from last year’s fourth quarter.”

2018 Financial Results

Clean Harbors revenues for 2018 increased 12% to $3.30 billion, compared with $2.94 billion in 2017.

Net income for 2018 was $65.6 million, or $1.16 per diluted share, compared with net income for 2017 of $100.7 million, or $1.76 per diluted share. Adjusted for certain items from both periods, the Company reported adjusted net income for 2018 of $70.8 million, or $1.26 per diluted share, compared with adjusted net income of $11.6 million, or $0.20 per diluted share, in 2017. (See reconciliation table below)

Adjusted EBITDA (see description below) for 2018 increased 15% to $491.0 million from $425.7 million in 2017.

“2018 was an outstanding year for Clean Harbors both in terms of our financial performance and achievements,” said McKim. “Most importantly we achieved the best safety performance in our history with our incident rate and other key metrics at record low levels. This demonstrates our team’s commitment to service excellence and the safety of not only our workforce, but of our customers and the communities where we operate.

“Financially, we leveraged our network of assets to grow our Adjusted EBITDA more rapidly than our top-line. Our revenue increase was driven by a combination of organic growth and acquisitions. Veolia’s U.S. Industrial Services business exceeded our Adjusted EBITDA expectations in our first year of ownership. Another important contributor in 2018 was our El Dorado incinerator, which ran extremely well in its second year with that site achieving 95% utilization. Within Safety-Kleen, the team effectively managed the spread between used oil and base oil during the year while growing volumes of our direct lube sales by 70%.

“Since acquiring Safety-Kleen, we have grown our Adjusted EBITDA in that business by a total of 66%, while increasing our Adjusted EBITDA margin from 15.3% in its first year to 24.3% in 2018,” McKim continued. “Our Safety-Kleen and Environmental Services segments are more integrated than ever before. In 2018, Safety-Kleen gathered a record volume of drums that were sent to the Company’s disposal facilities. We have now co-located 35 legacy Clean Harbors’ branches within Safety-Kleen locations. The alignment between our two segments continues to strengthen and our results demonstrate the financial benefits we can achieve together.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Business Outlook and Financial Guidance

“We enter 2019 on an upward trajectory that will support our planned profitable growth,” McKim said. “The external economic environment remains positive for us.  Ongoing growth of the U.S. chemical and manufacturing sectors is among the favorable trends that should support a rise in high-value waste streams into our disposal facilities.  We continue to see a robust pipeline of remediation and waste project opportunities. Within industrial services, we will benefit from our second year owning Veolia’s U.S. Industrial Services business. We expect Safety-Kleen to grow in 2019 through its core branch offerings, re-refinery network and direct lube sales program. In our blended lubricants business, we are targeting more than 50 million gallons of total blended sales through growth in both direct lube sales and our distributor business.

“We expect first-quarter 2019 Adjusted EBITDA growth of about 10% year-over-year. Overall, we are seeing continued momentum in both segments, and we have numerous opportunities to capture profitable growth and further improve margins through better pricing and mix, cross-selling, higher utilization and cost controls,” McKim concluded.

Based on its 2018 financial performance and current market conditions, Clean Harbors expects full-year 2019 Adjusted EBITDA in the range of $500 million to $540 million. On a GAAP basis, the Company’s guidance is based on anticipated 2019 net income in the range of $70 million to $110 million. For 2019, Clean Harbors expects to generate adjusted free cash flow in the range of $190 million to $220 million, which is based on anticipated 2019 net cash from operating activities in the range of $380 million to $430 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2018 and 2017 (in thousands):

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net income	$16,431	$84,194	$65,636	$100,739
Accretion of environmental liabilities	2,478	2,407	9,806	9,460
Depreciation and amortization	77,939	71,490	298,625	288,422
Other expense, net	4,061	3,305	4,510	6,119
Loss on early extinguishment of debt	19	—	2,488	7,891
Loss (gain) on sale of business	—	913	—	(30,732)
Interest expense, net	20,139	20,065	81,094	85,808
Provision (benefit) for income taxes	835	(80,542)	28,846	(42,050)
Adjusted EBITDA	$121,902	$101,832	$491,005	$425,657
Adjusted EBITDA Margin	14.2%	13.6%	14.9%	14.5%

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, the loss (gain) on sale of business, the impact of U.S. tax law changes, the impacts of tax-related valuation allowances and other tax-related benefits and charges as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income (loss), and earnings per share to adjusted earnings (loss) per share for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted net income (loss)
Net income	$16,431	$84,194	$65,636	$100,739
Loss on early extinguishment of debt, net of tax	157	—	1,892	4,735
Loss (gain) on sale of business, net of tax	—	548	—	(17,919)
Adjustments related to tax law changes	(288)	(93,009)	(288)	(93,009)
Tax-related valuation allowances and other*	(3,025)	4,905	3,568	17,050
Adjusted net income (loss)	$13,275	$(3,362)	$70,808	$11,596

Adjusted earnings (loss) per share
Earnings per share	$0.29	$1.48	$1.16	$1.76
Loss on early extinguishment of debt, net of tax	—	—	0.03	0.08
Loss (gain) on sale of business, net of tax	—	0.01	—	(0.31)
Adjustments related to tax law changes	—	(1.63)	—	(1.63)
Tax-related valuation allowances and other*	(0.05)	0.08	0.07	0.30
Adjusted earnings (loss) per share	$0.24	$(0.06)	$1.26	$0.20

* For the three and twelve months ended December 31, 2018 and 2017, other amounts include a $7.1 million benefit, or $0.13 per share, and a $2.6 million charge, or $0.04 per share, respectively, related to tax benefits from impacts of prior period tax filing amendments and charges associated with prior year tax positions taken by the Company.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurements of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted free cash flow
Net cash from operating activities	$125,995	$64,229	$373,210	$285,698
Additions to property, plant and equipment	(42,622)	(39,271)	(193,344)	(167,007)
Proceeds from sale and disposal of fixed assets	9,334	1,749	15,445	7,124
Tax liability on sale of business	—	14,423	—	14,423
Adjusted free cash flow	$92,707	$41,130	$195,311	$140,238

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending
	December 31, 2019
Projected GAAP net income	$70	to	$110
Adjustments:
Accretion of environmental liabilities	10	to	10
Depreciation and amortization	295	to	285
Interest expense, net	82	to	80
Provision for income taxes	43	to	55
Projected Adjusted EBITDA	$500	to	$540

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2019
Projected net cash from operating activities	$380	to	$430
Additions to property, plant and equipment	(200)	to	(220)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$190	to	$220

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues	$858,204	$747,403	$3,300,303	$2,944,978
Cost of revenues (exclusive of items shown separately below)	594,857	526,690	2,305,551	2,062,673
Selling, general and administrative expenses	141,445	118,881	503,747	456,648
Accretion of environmental liabilities	2,478	2,407	9,806	9,460
Depreciation and amortization	77,939	71,490	298,625	288,422
Income from operations	41,485	27,935	182,574	127,775
Other expense, net	(4,061)	(3,305)	(4,510)	(6,119)
Loss on early extinguishment of debt	(19)	—	(2,488)	(7,891)
(Loss) gain on sale of business	—	(913)	—	30,732
Interest expense, net	(20,139)	(20,065)	(81,094)	(85,808)
Income before provision (benefit) for income taxes	17,266	3,652	94,482	58,689
Provision (benefit) for income taxes	835	(80,542)	28,846	(42,050)
Net income	$16,431	$84,194	$65,636	$100,739
Earnings per share:
Basic	$0.29	$1.48	$1.17	$1.77
Diluted	$0.29	$1.48	$1.16	$1.76

Shares used to compute earnings per share — Basic	55,927	56,810	56,148	57,072
Shares used to compute earnings per share — Diluted	56,207	56,955	56,340	57,200

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$226,507	$319,399
Short-term marketable securities	52,856	38,179
Accounts receivable, net	606,952	528,924
Unbilled accounts receivable	54,794	35,922
Deferred costs	18,770	20,445
Inventories and supplies	199,479	176,012
Prepaid expenses and other current assets	42,800	35,175
Total current assets	1,202,158	1,154,056
Property, plant and equipment, net	1,561,978	1,587,365
Other assets:
Goodwill	514,189	478,523
Permits and other intangibles, net	441,875	469,128
Other	18,121	17,498
Total other assets	974,185	965,149
Total assets	$3,738,321	$3,706,570
Current liabilities:
Current portion of long-term obligations	$7,535	$4,000
Accounts payable	276,461	224,231
Deferred revenue	61,843	67,822
Accrued expenses	233,405	187,982
Current portion of closure, post-closure and remedial liabilities	23,034	19,782
Total current liabilities	602,278	503,817
Other liabilities:
Closure and post-closure liabilities, less current portion	60,339	54,593
Remedial liabilities, less current portion	107,575	111,130
Long-term obligations, less current portion	1,565,021	1,625,537
Deferred taxes, unrecognized tax benefits and other long-term liabilities	233,352	223,291
Total other liabilities	1,966,287	2,014,551
Total stockholders’ equity, net	1,169,756	1,188,202
Total liabilities and stockholders’ equity	$3,738,321	$3,706,570

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended:
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$65,636	$100,739
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	298,625	288,422
Allowance for doubtful accounts	15,817	7,901
Amortization of deferred financing costs and debt discount	3,846	3,482
Accretion of environmental liabilities	9,806	9,460
Changes in environmental liability estimates	2,147	(195)
Deferred income taxes	19,089	(83,335)
Stock-based compensation	16,792	13,146
Other expense, net	4,510	6,119
Gain on sale of business	—	(30,732)
Loss on early extinguishment of debt	2,488	7,891
Environmental expenditures	(10,115)	(12,965)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(79,563)	(33,764)
Inventories and supplies	(26,958)	(5,002)
Other current assets	(7,946)	16,720
Accounts payable	46,915	(10,684)
Other current and long-term liabilities	12,121	8,495
Net cash from operating activities	373,210	285,698
Cash flows used in investing activities:
Additions to property, plant and equipment	(193,344)	(167,007)
Proceeds from sale and disposal of fixed assets	15,445	7,124
Acquisitions, net of cash acquired	(151,023)	(49,227)
Proceeds from sale of businesses, net of transactional costs	—	45,426
Additions to intangible assets, including costs to obtain or renew permits	(4,688)	(1,617)
Proceeds from sale of available-for-sale securities	28,723	376
Purchases of available-for-sale securities	(44,772)	(38,342)
Net cash used in investing activities	(349,659)	(203,267)
Cash flows used in financing activities:
Change in uncashed checks	132	(5,940)
Proceeds from exercise of stock options	—	46
Tax payments related to withholdings on vested restricted stock	(3,266)	(3,149)
Repurchases of common stock	(45,080)	(48,971)
Deferred financing costs paid	(4,027)	(5,718)
Premiums paid on early extinguishment of debt	(1,238)	(6,028)
Principal payments on debt	(405,768)	(402,000)
Issuance of senior secured notes, net of discount	348,250	399,000
Borrowing from revolving credit facility	50,000	—
Payment on revolving credit facility	(50,000)	—
Net cash used in financing activities	(110,997)	(72,760)
Effect of exchange rate change on cash	(5,446)	2,731
(Decrease) increase in cash and cash equivalents	(92,892)	12,402
Cash and cash equivalents, beginning of year	319,399	306,997
Cash and cash equivalents, end of year	$226,507	$319,399
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$89,171	$93,174
Income taxes paid	20,036	18,682
Non-cash investing activities:
Property, plant and equipment accrued	15,657	16,109
Transfer of inventory to property, plant and equipment	—	12,641
Payable estimated for purchase price adjustment	4,032	—

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	December 31, 2018			December 31, 2017
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$535,426	$35,527	$570,953	$442,999	$31,308	$474,307
Safety-Kleen	322,821	(34,823)	287,998	302,818	(30,356)	272,462
Corporate Items	(43)	(704)	(747)	1,586	(952)	634
Total	$858,204	$—	$858,204	$747,403	$—	$747,403

	For the Twelve Months Ended:
Revenue	December 31, 2018			December 31, 2017
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$2,003,843	$137,351	$2,141,194	$1,728,700	$128,774	$1,857,474
Safety-Kleen	1,295,355	(134,073)	1,161,282	1,213,703	(125,817)	1,087,886
Corporate Items	1,105	(3,278)	(2,173)	2,575	(2,957)	(382)
Total	$3,300,303	$—	$3,300,303	$2,944,978	$—	$2,944,978

	For the Three Months Ended:		For the Twelve Months Ended:
Adjusted EBITDA	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Environmental Services	$107,821	$79,783	$380,856	$321,310
Safety-Kleen	67,574	66,857	282,029	249,811
Corporate Items	(53,493)	(44,808)	(171,880)	(145,464)
Total	$121,902	$101,832	$491,005	$425,657

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com